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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 22, 2006
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York (State or jurisdiction of incorporation)	0-11507 (Commission File Number)	13-5593032 (I.R.S. Employer Identification No.)
111 River Street, Hoboken NJ 07030 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (201) 748-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/
/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

          On November 17, 2006, John Wiley & Sons, Inc., a New York Corporation (the "Company"), issued a press release announcing that it has entered into a Definitive Agreement to acquire all of the outstanding shares of Blackwell Publishing (Holdings) Ltd. "(Blackwell"), one of the world's foremost academic and professional publishers. The purchase price of £572 million will be financed with a combination of debt and excess cash in the combined business. The acquisition is subject to regulatory clearance and other conditions.

          Blackwell's revenue in 2005 was approximately £210 million, or $380 million, which is about the same as the Company's global Scientific, Technical and Medical business. Blackwell's publishing programs include journals, books and online content in the sciences, technology, medicine, the social sciences and humanities.

          The combined entity will publish approximately 1,250 scholarly peer-reviewed journals and an extensive collection of books with global appeal, which will be delivered to customers in print and electronically.

          The press release issued by the Company is provided herewith. The acquisition will take place with the structure of a "Scheme of Arrangement" to be approved by the High Court in England and Wales. A draft of the anticipated "Scheme Circular" is also provided herewith. Additional details of the acquisition will be provided after the closing of the transaction, which is anticipated to be early in 2007.

Item 9.01    Financial Statements and Exhibits

  a)
  Financial Statement of Businesses Acquired

  As of the date of filing this Current Report on Form 8-K, it is impractical to provide the financial statements required by this Item 9.01(a). In accordance with Item 9.01(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 71 calendar days after November 17, 2006.

  d)
  Exhibits:

  Exhibit 99.1

  Press Release dated November 17, 2006 entitled "Wiley to Acquire Blackwell Publishing (Holdings) Ltd."

  Exhibit 99.2

  Scheme Circular dated as of 21 November 2006 entitled "Recommended Proposals for the acquisition of all the issued share capital of Blackwell Publishing (Holdings) Limited by Wiley Europe Investment Holdings Limited"

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

        This report contains certain forward-looking statements concerning the company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; and (viii) other factors detailed from time to time in the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC. Registrant
By:	/s/ WILLIAM J. PESCE William J. Pesce President and Chief Executive Officer
By:	/s/ ELLIS E.COUSENS Ellis E.Cousens Executive Vice President and Chief Financial & Operations Officer
Dated:	November 22, 2006

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SIGNATURES